THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY OTHER APPLICABLE SECURITIES LAWS. AS A RESULT, NO SALE OR TRANSFER OF THIS NOTE MAY BE MADE EXCEPT IN COMPLIANCE WITH OR PURSUANT TO AN EXEMPTION FROM SUCH LAWS.

PROMISSORY NOTE

CONFIDENTIAL DRAFT: FOR DISCUSSION PURPOSES ONLY

U.S. $14,600,000	Wilmington, Delaware

FOR VALUE RECEIVED, GENEREX BIOTECHNOLOGY CORPORATION, a Delaware corporation with a business address located at 10102 USA Today Way, Miramar, Florida, 33025 ("Debtor") promises to pay to the order of REGENTYS CORPORATION, a Florida corporation with a business address located at 6135 NW 167th Street, E-15, Miami Lakes, Florida 33015 (“Lender") the sum of FOURTEEN MILLION SIX HUNDRED THOUSAND DOLLARS (US $14,600,000) in lawful currency of the United States of America together with simple interest as specified herein until such obligation is satisfied in full (the “Note”).

1.       Rate of Interest. Debtor shall pay interest to Lender on the unpaid principal balance of the Note hereunder at the rate of four percent (4.00%) simple interest per annum with interest payable in one lump sum at the end of the payment term.

2.       Payment Schedule. This Note shall be repaid as follows: (i) Three Million Four Hundred Fifty Thousand Dollars ($3,450,000) to initiate pre-clinical activities payable on or about January 15, 2019; (ii) Two Million Dollars ($2,000,000) to initiate patient recruitment activities payable on or about May 1, 2019; (iii) Three Million Dollars ($3,000,000) to initiate a first-in-human pilot study payable on or about September 1, 2019; thereafter, (payments (i)-(iii) are collectively referred to herein as the “Guaranteed Payments”) (iv) Five Million Dollars ($5,000,000) to initiate a human pivotal study payable on or about February 1, 2020 and (v) One Million One Hundred Fifty Thousand Dollars ($1,150,000) to submit a 510(k) de novo submission to the FDA payable on or about February 1, 2021 plus accrued interest to date (payments (iv) and (v) are collectively referred to herein as the “Incremental Payments”).

3.       Purpose of Loan. With this obligation Debtor is recognizing sums owed for the purchase of stock in the Corporation (defined herein) from the Lender as evidenced by that certain Stock Purchase Agreement dated this same date hereof (the "Purchase Agreement"), pursuant to which Lender has sold to Debtor [_____] shares of Lender’s Common Stock (“Acquired Shares”). Debtor warrants and represents to Lender that this loan is for business and commercial purposes.

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4.       Grant of Security Interest. Debtor hereby grants to Lender or its Agent (for the benefit of the Lender) as security for the prompt and complete payment, observance and performance of the Note, a security interest in all of Debtor’s right, title and interest in and to the Acquired Shares, purchased by Debtor through the Purchase Agreement, to be held by Debtor or his assigns, including but not limited to any trust, and, without limitation, interest, dividends, distributions, cash, instruments, debt or equity securities and/or proceeds specifically arising from this stock interest, receivable or otherwise distributed (“Collateral”). Debtor shall assist Lender to (i) perfect a security interest and to execute and deliver Uniform Commercial Code (“UCC”) financing statements; (ii) register Collateral to Lender or Agent for its nominee and (iii) take such other steps as Lender or Agent may from time to time may reasonably request to (i) perfect Lender’s or Agent’s security interest or (ii) pledge Corporation stock, including taking physical possession of share certificates under Article 8 of the Florida U.C.C..

5.       Representations and Warranties. Debtor warrants and represents that it has the right, power and authority to execute, deliver and perform this Note, to incur this obligation, and to grant to Lender or its Agent security interests in the Collateral. No consent, approval, or authorization of, or declaration of filing within any governmental authority, and no consent of any other person, is required in connection with Debtor’s execution, delivery, and performance of this Note and related documents except for those already duly obtained. All transaction documents have been duly executed and delivered by Debtor and constitute a legal, valid and binding obligation of Debtor enforceable against her in accordance with its terms. Debtor is the sole, direct, legal and beneficial owner of each of the Pledged Interests that are delivered to Lender or its Agent pursuant to this Agreement.

6.       Default. In the event that the Borrower fails to make full payment when due of the Guaranteed Payments, Lender, in its sole discretion, shall have the option to (i) forfeit all of Borrower’s shares OR (ii) demand and receive freely tradeable common shares of Borrower equivalent to 110% of the value of the missing Guaranteed Payment with Borrower facilitating the disposition of same in ordinary trading activities and in accordance with all state and federal securities laws, rules and regulations and exchange requirements. In the event any Incremental Payment is not paid when due, (i) Borrower’s ownership interest in the Purchased Shares shall be automatically and proportionally reduced based upon the amount of the Purchase Price actually paid and (ii) such Borrower’s share certificate shall be returned by Borrower to Corporation for reissuance and failing that, Lender shall be entitled to automatically adjust Borrower’s ownership interest on the books of the Corporation.

7.       Waiver of Default. No waiver by Lender of any default shall be effective unless in writing, nor operate as a waiver of any other default or of the same default in the future.

8.       Change of Address. Debtor will immediately notify Lender in writing of any change of address from that shown herein.

9.       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, disregarding any rules relating to the choice or conflict of laws.

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10.       Enforceability. The unenforceability of any specific provision hereof shall not affect the validity of any other provision hereof.

11.       Binding Agreement. All obligations of Debtor hereunder shall bind the heirs, legal representatives, successors and assigns of Debtor. If there be more than one Debtor, their liabilities shall be joint and several. All rights of Lender hereunder shall inure to the benefit of its successors and assigns.

12.       Assignment. Neither party may assign this Agreement without the prior written permission of the other, which shall not be unreasonably withheld, except upon Debtor’s sale of substantially all of its assets or stock resulting in a change of control of the Debtor.

13.       Entire Agreement. This Note, along with that letter agreement of same date, constitutes the entire agreement between and among the parties with respect to the subject matter hereof. There are no verbal understandings, agreements, representations or warranties not expressly asset forth herein. The Note shall not be changed orally, but only by writing signed by the parties hereto.

14.       DEBTOR ACKNOWLEDGES ALL OF THE TERMS AND CONDITIONS OF THIS PROMISSORY NOTE. BY EXECUTION HEREOF, THE UNDERSIGNED OFFICER OF THE DEBTOR HEREBY CERTIFIES THAT HE IS DULY AUTHORIZED TO EXECUTE THIS PROMISSORY NOTE ON BEHALF OF THE DEBTOR IN THE CAPACITY STATED BELOW.

Executed December __, 2018, at Miami Lakes, Florida

GENEREX BIOTECHNOLOGY CORPORATION (DEBTOR)

By: ____________________________

Name:_____________________________

Its: ____________________________

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